PCAOB Registered Auditors – www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Cleanspark, LLC

We have audited the accompanying balance sheets of Cleanspark, LLC as of September 30, 2015 and September 30, 2014 and the related statements of operations, members equity (deficit), and cash flows for each of the years in the two-year period ended September 30, 2015 and September 30, 2014. Cleanspark, LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cleanspark, LLC as of September 30, 2015 and September 30, 2014, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has negative working capital at September 30, 2015, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

September 16, 2016

1

CLEANSPARK, LLC

BALANCE SHEETS

(UNAUDITED)

	June 30, 2016	September 30, 2015

Current assets
Cash	$4,421	$950,922
Accounts receivable	7,500	580,619
Prepaid expense	—	38,698
Deposits	—	82,742
Total current assets	11,921	1,652,981

Commercial microgrid	82,973	90,642
Fixed Assets, net	190,047	117,540
Tenant improvements, net	—	285,635
Intangible assets	81,557	67,891

Total assets	366,498	2,214,689

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$234,297	$464,405
Billings in excess of earnings	—	647,400
Accrued interest payable	216,270	138,723
Convertible Notes related party	568,200	602,200
Convertible Notes	777,000	777,000
Total current liabilities	1,795,767	2,629,728

Convertible Notes related party	—	—
Convertible Notes	—	—

Total liabilities	1,795,767	2,629,728

Members' deficit
Members deficit	(1,429,269)	(415,039)
Total members deficit	(1,429,269)	(415,039)

Total liabilities and stockholders' deficit	$366,498	$2,214,689

The accompanying notes are an integral part of these financial statements.

2

CLEANSPARK, LLC

STATEMENT OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Revenues	$3,750	$4,000	$1,892,625	$4,000

Cost of revenues	—	2,600	1,829,697	2,600

Gross profit	3,750	1,400	62,928	1,400

Operating expenses
Payroll expense	90,396	530,225	1,608,862	1,777,097
Rent expense	9,313	61,874	86,048	87,726
Professional fees	128	112,879	446,108	230,738
Research and development	8,167	5,013	34,224	15,693
General and administrative expenses	85,127	151,627	363,019	241,458
Depreciation and amortization	21,396	15,820	70,898	36,401
Total operating expenses	214,527	877,438	2,609,159	2,389,113

Loss from operations	(210,777)	(876,038)	(2,546,231)	(2,387,713)

Other income (expense)
Interest expense	(26,830)	—	(81,890)	(82,525)
Impairment expense	(274,293)	—	(274,293)	—
Gain on sale of assets	952	—	952	—
Interest income	—	—	39	54
Total other income (expense)	(300,171)	—	(355,192)	(82,471)

Net income (loss)	$(510,948)	$(876,038)	$(2,901,423)	$(2,470,184)

The accompanying notes are an integral part of these financial statements.

3

CLEANSPARK, LLC

STATEMENT OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended
	June 30, 2016	June 30, 2015
Cash Flows from Operating Activities
Net loss	$(2,901,423)	$(2,470,184)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment of tenant improvements	274,301	—
Depreciation and amortization	70,898	47,526
Changes in assets and liabilities
(Increase) decrease in prepaid expense	38,698	—
Increase in customer deposits	—	77,207
Increase in deferred revenue	(647,400)	—
(Increase) decrease in deposits	82,742	(40,214)
(Increase) decrease in accounts receivable	573,119	—
Increase (decrease) in accounts payable	(230,108)	27,927
Increase (decrease) in accrued interest	77,547	82,528
Net cash from operating activities	(2,661,626)	(2,275,210)
Cash Flows from investing

Investments in intangible assets	—	(22,465)
Investments in commercial microgrid	—	(24,659)
Investments in fixed assets	(113,974)	(12,074)
Investments in tenant improvements	(24,094)	(55,402)
Net cash used in investing activities	(138,068)	(114,600)
Cash Flows from Financing Activities

Payments on related party convertible notes	(34,000)	—
Proceeds from members contributions	1,887,193	3,086,202
Net cash from financing activities	1,853,193	3,086,202
Net increase (decrease) in Cash
	(946,501)	696,392
Beginning cash balance
	950,922	365,303
Ending cash balance
	$4,421	$1,061,695
Supplemental disclosure of cash flow information

Cash paid for interest	$—	$—
Cash paid for tax	$—	$—

The accompanying notes are an integral part of these financial statements.

4

CLEANSPARK, LLC

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Description History and Organization of Business

Cleanspark, LLC ("Cleanspark") was incorporated in November 2013 as a California limited liability company.  The Company is a clean technology company which provides advanced energy system optimization and engineering services, and distributed energy resource integration. In addition, CleanSpark developed a microgrid energy enterprise platform, the flex Power System, which is capable of managing complex renewable and legacy based power systems.

The flex Power System (“fPS”) is an integrated microgrid software and control platform that integrates all forms of energy generation with energy storage devices and controls facility loads to provide optimized energy usage and security. The fPS software uses real-time generation, consumption, and grid data to decide whether to use or store energy based on prioritized end-user benefits such as enhancing cost savings or preserving critical loads.

CleanSpark’s services allow for a cost effective renewable based power systems that promote renewables integration, lower energy consumption, and provide energy surety.

Shortly after forming the Company in 2013, CleanSpark and the Marines were awarded a grant by the California Energy Commission (“CEC”) to demonstrate these innovative approaches to community scale renewable energy integration and microgrids based on the Company’s FractalGrid architecture.

CleanSpark validated its technology platforms through its pilot microgrid installations. CleanSpark successfully installed its first microgrid at its office in Poway, CA in 2014. This pilot project, named DaVinci, incorporated solar photovoltaic, wind, diesel generation, advanced kinetic energy storage, electrical vehicles and granular building automation. As a follow on, CleanSpark partnered with the United States Marine Corps, Navy and California Energy Commission to demonstrate a unique 1.1MW microgrid called a FractalGrid. This installation includes concentrating photovoltaics, high efficiency solar photovoltaic, diesel generation, geothermal heat pumps, electric vehicles, all forms of advanced energy storage and highly automated intelligent building systems and controls across four separate facilities all working together in a ‘microgrid of microgrids’ configuration.

CleanSpark is between the validation, scaling and development phases of its business life-cycle and is working to achieve profitability, rapid market penetration and scalability. CleanSpark continues building strategic industry, business development and financial partnerships to continue development and deployment of its distributed energy resource and power management services.

2. BASIS OF PRESENTATION AND GOING CONCERN

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the period presented have been reflected herein.

Going concern – The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $(7,667,275) since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

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CLEANSPARK, LLC

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

3. SUMMARY OF SIGNIFICANT POLICIES

This summary of significant accounting policies of Cleanspark, LLC is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of estimates – The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Cash and cash equivalents – For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. There was $950,922 and $4,421 in cash and cash equivalents as of September 30, 2015 and June 30, 2016, respectively.

Fair Value of Financial Instruments – The carrying amounts reflected in the balance sheets for cash, accounts payable and accrued expenses approximate the respective fair values due to the short maturities of these items. The Company does not hold any investments that are available-for-sale.

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Revenue recognition – The Company recognizes revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” and No. 104, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability is reasonably assured.

Revenues from fixed price construction contracts are recognized on the percentage of completion method, measured on the basis of incurred costs to estimated total costs for each contract. This cost to cost method is used because management considers it to be the best available measure of progress on these contracts. Revenues from cost-plus fee contracts are recognized on the basis of costs incurred during the period plus the fee earned, measured by the cost to cost method.

The financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to costs to complete long-term contracts. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

6

CLEANSPARK, LLC

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

The asset, "costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

For the nine months ended June 30, 2016 and 2015 the Company reported revenues of $1,892,625 and $4,000, respectively.

Long-lived Assets – In accordance with the Financial Accounting Standards Board ("FASB") Accounts Standard Codification (ASC) ASC 360-10, "Property, Plant and Equipment," the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Concentration of Credit Risk – Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash (the amounts of which may, at times, exceed Federal Deposit Insurance Corporation limits on insurable amounts) and trade accounts receivable.  Cash is managed within established guidelines, and the Company mitigates its risk by investing through major financial institutions.

Concentration of credit risk with respect to trade accounts receivable is limited by performing on-going credit evaluations of the Company's customers and adjusting credit limits based upon payment history and the customer's current credit worthiness. Collections and payments from customers are continuously monitored.

The Company maintains an allowance for doubtful accounts which is based upon historical experience and specific customer collection issues that have been identified. While bad debt expenses have historically been within expectations and allowances established, the Company cannot guarantee that it will continue to experience the same credit loss rates that it has in the past.

Income Taxes – The Company is a limited liability company and treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the members. As such, no recognition of federal or state income taxes for the Company as limited liability companies have been provided for in the accompanying consolidated financial statements. Any uncertain tax position taken by the member is not an uncertain position of the Company.

Recently Issued Accounting Pronouncements –The Company has evaluated the all recent accounting pronouncements through ASU 2016-14, and believes that none of them will have a material effect on the Company's financial position, results of operations or cash flows.

4. COMMERCIAL MICROGRID

The California Energy Commission awarded a grant of $1.7 million to Harper Construction Company, Inc. in July 2013 to support a microgrid technology demonstration project. CleanSpark was subcontracted to provided design, development, integration, and installation services for the FractalGrid at the School of Infantry in the 52 Area of Marine Corps Base Camp Pendleton.  The project included integration of CleanSpark’s proprietary software and controls platform with a variety of energy storage technologies to include two low speed flywheels. Together, the advanced storage devices stock 300kWh of solar energy generated by existing fixed-tilt solar photovoltaic panels and fifteen dual axis tracking concentrated photovoltaic units. CleanSpark’s distributed controls combine the generation and storage technologies to create four separate microgrids that self align together to create a larger microgrid that ties directly into the larger utility grid at the 12kV level, allowing the base to consume energy from the most reliable, affordable source at any given time. The system provides a 100% renewable and sustainable solution to energy security.

7

CLEANSPARK, LLC

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Clean Spark purchased the microgrid from Harper Construction for one dollar and an agreement to indemnify Harper from any claims related to the operation of the Microgrid and assumption of the agreement to operate and maintain at the associated assets of the Camp Pendleton FractiaGrid for a period of 10 years. This includes maintaining the equipment in working condition and providing system upkeep on a monthly, quarterly and yearly basis an/or as needs arise. In the case of equipment failure CleanSpark has agreed to remove faulty equipment and/or abandon and leave in place. CleanSpark is required to carry appropriate liability insurances to cover damages attributed to ‘catastrophic’ failure of it’s owned and operated equipment.  CleanSpark continues to work with WACO and the Department of Defense to define additional rights and responsibilities and to expand the assets at the FractalGrid and future military microgrids within Camp Pendlton and other military installations.

These assets are recorded at their historical cost basis and consist of the following as of June 30, 2016 and September 30, 2015

	June 30, 2016	September 30, 2015
Commercial microgrid	$102,449	$102,449
Less: accumulated amortization	(19,476)	(11,807)
Commercial microgrid, net	$82,973	$90,642

5. FIXED ASSETS

Fixed assets consist of the following as of June 30, 2016 and September 30, 2015

	June 30, 2016	September 30, 2015
Machinery and equipment	$137,543	$33,682
Furniture and fixtures	15,398	15,398
Computers and servers	106,891	93,159
Total	259,832	142,239
Less: accumulated depreciation	(69,785)	(24,699)
Fixed assets, net	$190,047	$117,540

Depreciation expense for the nine month ended June 30, 2016 and 2015 was $41,471  and $14,344, respectively.

6. TENANT IMPROVEMENTS

Tenant improvements consist of the following as of June 30, 2016 and September 30, 2015

	June 30, 2016	September 30, 2015
Tenant improvements	$-	$314,275
Less: accumulated amortization	-	(28,640)
Tenant improvements, net	$-	$285,635

Depreciation expense for the nine month ended June 30, 2016 and 2015 was $11,334 and $15,491, respectively.

On April 15, 2016 the Company recorded an impairment on its tenant improvements associated with the office and microgrid improvements located at 13000 Gregg Strett, Poway California 92064. The company had been subleasing on informal terms with the master lessor. The maser lessor defaulted on the terms of their lease which led to the eviction of Cleanspark from the premises. The Company is attempting to obtain rights to the property and that was installed onsite which includes components of the Davinci office micro grid. Due to the uncertainty of realizing future value from these assets the Company has written these assets off and as a result an impairment expense of $274,293 was recorded.

8

CLEANSPARK, LLC

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

7.  INTANGIBLE AND OTHER ASSETS

Intangible assets consist of the following as of June 30, 2016 and September 30, 2015

	June 30, 2016	September 30, 2015
Patents and trademarks	$102,574	$78,484
Less: accumulated amortization	(21,017)	(10,593)
Intangible assets, net	$81,557	$67,891

Amortization expense for the nine month ended June 30, 2016 and 2015 was $10,424 and $7,093, respectively.

The Company has filed patents which to protect its FractalGrid Clean Energy Architecture, its fPS Microgrid Software, and the fPS Microgrid Controller. All patents are currently pending and have not yet been granted.

8. RELATED PARTY TRANSACTIONS

During the year ended September 30, 2014 the Company issued ten unsecured convertible promissory notes with a total principal amount of $602,200 to employees and family members of employees of the Company. The notes bear an 8% annual interest rate and mature two years from issuance.

The Note also carried a convertible provision that in the following situations the notes would automatically convert into ownership units of the Company’s sole member in the event of a qualified financing or corporate transaction. A corporate transaction is defined as the sale of substantially all the assets of the Company or a qualified financing exceeding $30 million dollars. On July 1, 2016 a qualified corporate transaction occurred and all notes were converted into member units of our sole member.

9. CONVERTIBLE NOTES

During the year ended September 30, 2014 the Company issued nine unsecured convertible promissory notes with a total principal amount of $777,000 to investors. The notes bear an 8% annual interest rate and mature two years from issuance.

The Note also carried a convertible provision that in the following situations the notes would automatically convert into ownership units of the Company’s sole member in the event of a qualified financing or corporate transaction. A corporate transaction is defined as the sale of substantially all the assets of the Company or a qualified financing exceeding $30 million dollars. On July 1, 2016 a qualified corporate transaction occurred and all notes were converted into member units of our sole member.

10. MEMBERS’ DEFICIT

Overview –The membership interest of each member in the Company is in the form of units. Each unit represent common ownership and the holder of the units may receive dividends if declared.

During the nine month ending June 30, 2016, the Company received $,1887,193 in cash contributions from its sole member.

9

CLEANSPARK, LLC

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

11. DEFINITIVE AGREEMENTS

CleanSpark is responsible for Operations & Maintenance of the Photovotaic Solar array and Power Distribution System for 10 years at Rams Hill Golf course. This involves cleaning of Photovotaic solar panels, inspection of electrical components and distribution gear, tightening of electrical connection points and other general maintenance of components that are warranted under manufacturers warranties.  The Company will be paid annually fee of $15,000 per year at the conclusion of each year. The Contract  also allows for a 2% escalation of fees each year.

12.    SUBSEQUENT EVENTS

On July 1, 2016, Stratean, Inc. and Cleanspark II, LLC, a wholly-owned subsidiary of Stratean, Inc. (together, the “Buyer”), entered into an Asset Purchase Agreement, as amended (the “Purchase Agreement”) with CleanSpark Holdings LLC, CleanSpark LLC, CleanSpark Technologies LLC and Specialized Energy Solutions, Inc. (together, the “Seller”). The closing of the transactions contemplated by the Purchase Agreement, as amended occurred on July 1, 2016 (the “Closing Date”).

On the Closing Date, pursuant to the Purchase Agreement, the Company acquired all the assets (the “Assets”) and assume certain liabilities (the “Assumed Liabilities”) related to Seller and its line of business. The Assets the Buyer purchased from Seller include:

  Equipment and other tangible assets;
  Domain names, websites and intellectual property;
  All rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by the Seller;
  Contracts to which Seller is bound;
  Current and future customer accounts, including accounts receivable;
  All member units in CleanSpark LLC, and any investments it may have; and
  Any other assets of any nature whatsoever that are related to or used in connection with the business of Seller and its goodwill.

Pursuant to an amendment of the Purchase Agreement, Cleanspark II, LLC was granted a 3-year exclusive option to purchase Specialized Energy Solutions, Inc. for 1,000 shares of Stratean Common Stock; and Cleanspark II, LLC was granted a 3-year exclusive option to purchase Clean Spark Technologies, LLC for 1,000 shares of Stratean Common Stock.

In exchange for the Assets, the Company assumed the Assumed Liabilities, consisting of certain accounts payable amounting to approximately $200,000 arising out of the Assets. The Company also issued to sole member of Cleanspark, LLC six million (6,000,000) shares of common stock and five-year warrants to purchase four million five hundred thousand (4,500,000) shares of common stock at an exercise price of $1.50 per share.

Simultaneously with the Purchase Agreement, the Buyer entered into certain ancillary agreements (the “Ancillary Agreements”) with Seller, consisting of a bill of sale, intellectual property assignment and lock-up/leak-out agreement. The lock-up/leak-out agreement prevents the Sole member of Cleanspark, LLC from selling the Company’s securities in the public market for a year.

The Purchase Agreement contains customary representations, warranties and covenants. In addition, the Buyer and Seller agreed to certain post-closing covenants, including the following:

  The board of directors of the Buyer shall have approval and oversight over a management developed budget to exploit the Assets and will work with the management of CleanSpark II, LLC, to which the Assets have been transferred. For a period of nine months from the Closing Date, the Buyer agrees to fund on a monthly basis all pre-approved budgetary needs for CleanSpark II, LLC to achieve its business objectives.

10

CLEANSPARK, LLC

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

  The strategic management of Cleanspark II, LLC shall be determined by the board of directors of the Buyer. Management shall be appointed for Cleanspark II, LLC and they shall control the day-to-day operations of Cleanspark II, LLC, subject to the oversight of the Buyer and its board of directors. Employment agreements for appointed management of Cleanspark II, LLC may be negotiated prior to close but will hold an effective date post-closing. The parties shall jointly agree to a business plan for Cleanspark II, LLC within sixty (60) days of closing.

  Within thirty (30) days of the Closing Date, the Buyer agrees to appoint one (1) candidate chosen by Seller to the board of directors of the Company. The Buyers board of directors still maintains exclusive rights to accept the suggested appointment and in the case the suggested appointment is rejected by the board, Seller will have the right to present a new candidate until such time as the candidate is approved by the Buyer ’s board of directors. The term of the appointment of Seller’s member of the board shall be in accordance with the Company’s bylaws.

  The Buyer will appoint an accounting firm of its choosing to maintain Seller’s financial records to ensure compliance with US GAAP. Within 71 days of closing, Seller shall provide the Buyer with an audit for the two latest fiscal year periods and reviewed financials for an interim period ending June 30, 2016 prepared by Seller’s independent auditor, satisfactory to the Company.

11